Exhibit 99.2

RESPONSIBILITY FOR FINANCIAL REPORTS

I, David E. Pertl, Senior Vice President and Chief Financial Officer of Fresh Choice, Inc. (the “Company”) hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that

(1) the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 21, 2003	/S/ David E. Pertl
David E. Pertl
Senior Vice President
and Chief Financial Officer